Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and “Senior Securities” and to the use of our report dated March 22, 2018, in the Post-Effective Amendment No. 4 to the Registration Statement (Form N-2) of Business Development Corporation of America dated July 27, 2018.

/s/ Ernst & Young LLP

New York, New York

July 27, 2018